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Exhibit 10.18

[SEAL]	ATLANTA COMMERCIAL BOARD OF REALTORS, INC. STANDARD COMMERCIAL LEASE AGREEMENT SEPTEMBER 1997	[REALTOR LOGO]

        THIS LEASE is made by and among TRAVIS COLLINS & DAVID WIEDMAN (hereinafter called "Landlord"), and PDSHEART, LLC (hereinafter called "Tenant"), and LAVISTA ASSOCIATES, INC. (hereinafter called "Broker").

WITNESSETH:

PREMISES

        1.     Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, provided for and contained herein to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the "Premises"), to wit:

        That certain office building containing 10,307± sq.ft. lying and being in land Lot 214 of the 10th District of Rockdale County, Georgia

and being known as 2425 Wall Street, Conyers, Georgia 30013. No easement for light or air is included in the Premises.

TERM

        2.     The Tenant shall have and hold the Premises for a term of five (5) years beginning on the first day of May, 2002, and ending on the last day of April, 2007, at midnight, unless sooner terminated as hereinafter provided.

RENTAL

        3.     Tenant agrees to pay to Landlord at the address of Broker as stated in this Lease, without demand, deduction or setoff, an annual rental for Year 1 of $77,302.50, payable in equal monthly installments of $6,441.87; Year 2 of $97,916.50, payable in equal monthly installments of $8,159.71; Year 3 of $108,223.50, payable in equal monthly installments of $9,018.63; Year 4 of $123,684.00, payable in equal monthly installments of $10,307.00; and Year 5 of $133,991.00, payable in equal monthly installments of: $11,165.92; each monthly installment to be paid in advance on the first day of each calendar month during the term hereof. Upon execution of this Lease, Tenant shall pay the first and last full month's rent due hereunder. Rental for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly rental due.

LATE CHARGES

        4.     If Broker fails to receive all or any portion of a rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

UTILITY BILLS

        5.     Tenant shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light and heat bills for the Premises, and Tenant shall pay all charges for garbage collection or other sanitary services. Schedule I.

USE OF PREMISES

        6.     The Premises shall be used for a 24 Hour 365 Day a Year Independent Diagnostic Testing Facility, Healthcare Distribution Center, General office and related support facilities. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

ABANDONMENT OF THE PREMISES

        7.     Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes herein leased until the expiration hereof.

TAXES AND INSURANCE

        8.     (A) Tenant shall also pay to Landlord, as additional rent, all "Real Estate Taxes" as specified and defined in this section. For purposes of this Lease, the phrase "Real Estate Taxes" shall mean and include any and all governmental imposts, levies, fees, charges, taxes or assessments of every kind and nature whatsoever which during the Term are levied, assessed, become due and payable or are imposed against the "Property" or "Premises" or any portion thereof or against Landlord by reason of its ownership and operation of the "Property" or "Premises" and its receipt of rents therefrom, extraordinary as well as ordinary, foreseen and unforeseen, including, without limitation, ad valorem taxes, rent taxes, water and sewer rents, all other governmental exactions arising in connection with the use, occupancy or possession of, or growing due and payable out of or the "Property" or "Premises" or any part thereof, excepting only taxes measured by the net income of Landlord.

        (B)  Tenant shall also pay to Landlord, as additional rent, the annual premium for any insurance carried by the Landlord with respect to the Property which insurance at Landlord's election may include, but is not limited to. fire, extended coverage, vandalism and malicious mischief, boiler, rental and liability. Landlord will provide copy of policy coverage and premium amount to Tenant. In addition to the Tenant's participation in any regular insurance premium as hereinabove provided, the Tenant shall be billed for all of any special hazard premium charges, whenever made, applicable to said Tenant as determined by the insuring company or its authorized agent. Upon the termination or expiration of the lease, adjustments may be made as necessary in order to settle the rights and duties of the parties under this section.

INDEMNITY; INSURANCE

        9.     Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant's use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorney's fees and court costs. Supplementing the foregoing and in addition thereto, Tenant shall during the term of this Lease and any extension or renewal thereof, and at Tenant's expense, maintain in full force and effect comprehensive general liability insurance with limits of $500,000.00 per person and $1,000,000.00 per incident, and property damage limits of $100,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this paragraph 10, and naming Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease. Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their Brokers, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

REPAIRS BY LANDLORD

        10.   Landlord agrees to keep in good repair the roof, elevator, parking lot, paving, foundations and exterior walls of the Premises (exclusive of all glass and exclusive of all exterior doors) and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence or intentional wrongful acts of Tenant, its brokers, employees or invitees. Landlord shall be responsible for the replacement of any HVAC compressor. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair and failure so to report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.

REPAIRS BY TENANT

        11.   Upon completion and to the sole satisfaction of the Tenant of a building inspection, Tenant accepts the Premises in their present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this Lease, and any extension or renewal thereof, at its expense, maintain in good order and repair the Premises, including the building, heating and air conditioning equipment (including but not limited to replacement of parts, air handling units and heating units) and other improvements located thereon, except those repairs expressly required to be made by Landlord hereunder. Tenant further agrees to care for the grounds around the building, the mowing of grass, care of shrubs and general landscaping (including the chemical treatment of weeds, fertilization of grass areas, pruning of shrubs and trees, replacement of pine straw and much as needed). Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.

ALTERATIONS

        12.   Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent which shall not be unreasonably withheld. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 12 upon Landlord's written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, free of any liens or encumbrances. Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) at the termination of this Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's properly and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment.

REMOVAL OF FIXTURES

        13.   Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

DESTRUCTION OF OR DAMAGE TO PREMISES

        14.   If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed and Landlord shall restore the Premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence.

GOVERNMENTAL ORDERS

        15.   Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant who is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party by certified mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party giving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to the party giving notice.

CONDEMNATION

        16.   If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purposes, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemner. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided. Broker may become a party to the condemnation proceeding for the purpose of enforcing his rights under this paragraph.

ASSIGNMENT AND SUBLETTING

        17.   Tenant shall not without the prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant or its subsidiaries or affiliates. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The assignee of Tenant, at the option of Landlord, shall become liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

        18.   The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant after having been duly notified: (A) Tenant fails to pay the rental as provided for herein; (B) Tenant abandons or vacates the Premises; (C) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease; (D) Tenant is adjudicated bankrupt; (E) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (F) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under the present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred; (G) Tenant makes an assignment for benefit of creditors; or (H) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

        19.   Upon the occurrence of an Event of Default, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

          (A)  Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

          (B)  Landlord may terminate this Lease as provided in paragraph 19(A) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (i) the monthly rental and additional rent for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, or (ii) the aggregate reasonable rental value of the Premises (less reasonable brokerage commissions, reasonable attorneys' fees and other costs relating to the reletting of the Premises) for the same period all of which excess sum shall be deemed immediately due and payable;

          (C)  Landlord may, without terminating this Lease, declare immediately due and payable all monthly rental and additional rent due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term; upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of the Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to thus clause (C) less all costs, expenses and reasonable attorneys' fees of Landlord incurred in connection with the reletting of the Premises; or

          (D)  Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay monthly rental and additional rent and perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and, after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorneys' fees, and of costs of such alterations and repairs, third, to the payment of the monthly rental and additional rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied against payments of future monthly rental and additional rent as the same may become due and payable hereunder; in no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including monthly rental and additional rent; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including monthly rental and additional rent, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly; Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alternations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

EXTERIOR SIGNS

        20.   Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of the Landlord which shall not be unreasonably withheld. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to such removal.

LANDLORD'S ENTRY OF PREMISES

        21.   Landlord may card the Premises "For Rent" or "For Sale" ninety (90) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit the Premises to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property, if any.

EFFECT OF TERMINATION OF LEASE

        22.   No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

SUBORDINATION

        23.   At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the "Security Deeds") affecting the Building or the Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable. Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (A) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (B) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (C) the date to which any rent and other charges have been paid in advance, if any; and (D) such other matters as Landlord may reasonably request. Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this paragraph.

QUIET ENJOYMENT

        24.   So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

NO ESTATE IN LAND

        25.   This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

HOLDING OVER

        26.   If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after expiration of the term hereof without Landlord's acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rental payable under Paragraph 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the Premises be twice the monthly rental otherwise payable under Paragraph 3 above.

ATTORNEY'S FEES

        27.   In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees to be fixed by the court in such action or proceeding, in an amount at least equal to fifteen percent of any damages due from the non-prevailing party. Furthermore, Landlord and Tenant agree to pay the attorney's fees and expenses of (A) the other party to this Lease (either Landlord or Tenant) if it is made a party to litigation because of its being a party to this Lease and when it has not engaged in any wrongful conduct itself, and (B) Broker if Broker is made a party to litigation because of its being a party to this Lease and when Broker has not engaged in any wrongful conduct itself.

RIGHTS CUMULATIVE

        28.   All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

WAIVER OF RIGHTS

        29.   No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliances by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

AGENCY DISCLOSURE

        30.   Landlord and Tenant hereby acknowledge that Broker has acted as an agent for Landlord.

          (A)  Neither Broker not any other broker identified in this Lease shall owe any duty to Landlord or Tenant greater than what is set forth in the Brokerage Relationships in Real Estate Transactions Act, Official Code of Georgia Annotated Section 10-6A-I ct seq.

BROKER'S COMMISSION

        31.   Broker has rendered valuable service by assisting in the creation of the Landlord-Tenant relationship hereunder. The commission to be paid in conjunction with the creation of the relationship by this Lease has been negotiated between Landlord and Broker and Landlord hereby agrees to pay Broker as compensation for Broker's services in procuring this Lease and creating the aforesaid Landlord-Tenant relationship (x) pursuant to a separate commission agreement.

        Broker's commission shall not apply to any "additional rental" as that term is used in this Lease. Any separate commission agreement is hereby incorporated as a part of this Lease by reference and any third party assuming the rights and obligations of Landlord under this Lease shall be oblignted to perform all of Landlord's obligations to Broker under said separate commission agreement. If the Tenant becomes a tenant at will or at sufferance pursuant to Paragraph 26 above, or if the term of this Lease is extended or if this Lease is renewed or if a new lease is entered into between Landlord and Tenant covering either the Premises or any part thereof, or covering any other premises as an expansion of, addition to, or substitution for the Premises, regardless of whether such premises are located adjacent to or in the vicinity of the Premises, Landlord, in consideration of Broker's having assisted in the creation of the landlord-tenant relationship, agrees to pay Broker additional commissions as set forth below, it being the intention of the parties that Broker shall continue to be compensated so long as the parties hereto, their successors and/or assigns continue the relationship of landlord and tenant which initially resulted from the efforts of Broker, whether relative to the Premises or any expansion thereof, or relative to any other premises leased by Landlord to Tenant from time to time whether the rental therefor is paid under this Lease or otherwise. Broker agrees that, in the event Landlord sells the Premises, and upon Landlord's furnishing Broker with an agreement signed by the purchaser assuming Landlord's obligations to Broker under this Lease, Broker will release the original Landlord from any further obligations to Broker hereunder. If the purchaser of the Premises does not agree in writing to assume Landlord's obligations to Broker under this Lease, Landlord shall remain obligated to pay Broker the commissions described in this Paragraph 31 even after the expiration of the original term of this Lease if the purchaser (A) extends the term of this Lease; (B) renews this Lease; or (C) enters into a new lease with Tenant covering either the Premises or any part thereof, or covering any other premises as an expansion of, addition to, or substitution for the Premises, regardless of whether such premises are located adjacent to or in the vicinity of the Premises. Voluntary cancellation of this Lease shall not nullify Broker's right to collect the commission due for the remaining term of this Lease and the provisions contained hereinabove relative to additional commissions shall survive any cancellation or termination of this Lease. In the event that the Premises are condemned, or sold under threat of and in lieu of condemnation, Landlord shall, on the date of receipt by Landlord of the condemnation award or sale proceeds, pay to Broker the commission, reduced to its present cash value at the existing legal rate of interest, which would otherwise be due to the end of the term contracted for under Paragraph 2 above.

LIMITATION OF BROKER'S SERVICES AND DISCLAIMER

        32.   Broker is a party to this Lease for the purpose of enforcing its rights under Paragraph 31 above. Tenant must look solely to Landlord as regards to all covenants, agreements and warranties herein contained, and Broker shall never be liable to Tenant in regard to any matter which may arise by virtue of this Lease. It is understood and agreed that the commissions payable to Broker under Paragraph 31 above are compensation solely for Broker's services in assisting in the creation of the landlord-tenant relationship hereunder; accordingly, Broker is not obligated hereunder on account of payment of such commissions to furnish any management services for the Premises. Landlord and Tenant acknowledge that the Greater Atlanta Commercial Board of REALTORS, Inc. has furnished this Commercial Lease Agreement form to its members as a service and that it makes no representation or warranty as to the enforceability of this Commercial Lease Agreement form.

ENVIRONMENTAL LAWS

        33.   Landlord represents to the best of its knowledge and belief, (A) the Premises are in compliance with all applicable environmental laws, and (B) there are not excessive levels (as defined by the Environmental Protection Agency) of radon, toxic waste or hazardous substances on the Premises. Tenant represents and warrants that Tenant shall comply with all applicable environmental laws and that Tenant shall not permit any of his employees, brokers, contractors or subcontractors, or any person present on the Premises to generate, manufacture, store, dispose or release on, about, or under the Premises any toxic waste or hazardous substances which would result in the Premises not complying with any applicable environmental laws.

TIME OF ESSENCE

        34.   Time is of the essence of this Lease.

DEFINITIONS

        35.   "Landlord" as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises, "Tenant" shall include the undersigned and its heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or subtenants as to the Premises covered by such assignment or sublease. "Broker" shall include the undersigned, its successors, assigns, heirs and representatives. "Landlord", "Tenant" and "Broker" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

NOTICES

        36.   All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. Certified Mail, return receipt requested, postage prepaid. Broker shall be copied with all required or permitted notices. Notices to Tenant shall be delivered or sent to the address shown below, except that upon Tenant's taking possession of the Premises, then the Premises shall be Tenant's address for notice purposes. Notices to Landlord and Broker shall be delivered or sent to the addresses hereinafter stated to wit:

Landlord:	Travis Collins 3181 Zingara Road Conyers, Georgia 30012
Tenant:	PDSHeart, LLC 2425 Wall Street Conyers, Georgia 30013 Attn: Greig McCully
Broker:	Lavista Associates, Inc. 3105 Northwoods Place Norcross, Georgia 30071 Attn: Bobby Mayson

        All notices shall be effective upon delivery. Any party may change his notice address upon written notice to the other parties.

ENTIRE AGREEMENT

        37.   This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. No subsequent alteration, amendment, change or addition to this Lease, shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

SPECIAL STIPULATIONS

        38.   Any special stipulations are set forth in the attached Exhibit A. Insofar as said Special Stipulations conflict with any of the foregoing provisions, said Special Stipulations shall control.

        Tenant acknowledges that Tenant has read and understands the terms of this Lease and has received a copy of it.

        IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate.

LANDLORD: TRAVIS COLLINS and DAVID WIEDMAN
/s/ [ILLEGIBLE]	(SEAL)
/s/ David Wiedman	(SEAL)
Date and time executed by Landlord: 3 April 2002
TENANT: PDSHEART, LLC
/s/ P. Callahan	(SEAL)
MANAGING MEMBER	(SEAL)
Date and time executed by Tenant: April 1, 2002
BROKER: LAVISTA ASSOCIATES, INC.
/s/ [ILLEGIBLE]	(SEAL)
President	(SEAL)
Date and time executed by Broker: April 3, 2002

EXHIBIT "A"
SPECIAL STIPULATIONS

        1.     The term of this Lease and possession of the Premises by Tenant shall begin on the first day of May, 2002. (hereinafter called the "Commencement Date"), and continue through the last day of April, 2007, unless earlier terminated in accordance with the terms of this Lease.

        2.     Upon execution of this lease by all parties hereto. Tenant shall pay to Agent (Lavista Associates. Inc.) Seventeen Thousand Six Hundred Seven and 79/100- ($17,607.79) Dollars, representing the first and last month's rent hereunder, which rent payment shall be deposited in Agent's escrow account within ten (10) banking days after actual receipt thereof by Agent. Tenant and Landlord agree that, upon receipt of collected funds. Agent shall disburse said rent to Landlord less amounts simultaneously disbursed to Agent for commissions due hereunder.

        3.     Tenant shall keep the Premises free of all insects, pests and rodents and otherwise in a clean, safe and sanitary condition; comply with and execute all present and future rules, regulations and standards recommended by any national or regional fire protection association (or any other body exercising similar functions), Landlord's insurance carriers and organizations establishing insurance rates concerning Tenant's use of the Premises (including Tenant's alterations and additions, If any, thereto), comply with and observe all restrictive covenants of record which affect or are applicable to the Property or Building, provided, however; the same do not prohibit the use of the Premises described above in this paragraph. Tenant further agrees not to suffer, permit or commit any waste, nor to allow, suffer or permit or commit any odors, vapors, steam, water, vibrations, noises or undesirable effects to emanate from the Premises or any apparatus, equipment or installation therein or otherwise to allow, suffer or permit the Premises or any use thereof to constitute a nuisance or to interfere unreasonably with the safety comfort or enjoyment of any other occupants of the Building or their customers, invitees or any others lawfully in or upon the Building. Upon notice by Landlord to Tenant that any of the aforesaid is occurring. Tenant agrees forthwith to promptly cease and discontinue the same and within ten (10) days thereafter to make such changes in the Premises and install therein or remove therefrom such apparatus or equipment as may be required by Landlord for the purpose of obviating any such condition and if any such condition is not so remedied, then Landlord may, at its opinion, enter upon the Premises and cure such condition in any manner Landlord shall deem necessary and add the cost and expense incurred by Landlord together with all damages, including reasonable attorney's fees, sustained by Landlord to the next installment of rent due.

        All storages, business and other activities conducted by the Tenant shall be entirely confined to and within the Premises. No portion of the common areas, as herein defined, shall be used for storage of any materials, supplies or vehicles.

        4.     Tenant agrees throughout the term of this Lease and any extensions or renewals of the same, at Tenant's sole cost and expense, to keep and maintain the premises and all fixtures and equipment therein, including but not limited to, all plumbing, heating, air conditioning, electrical, gas, water, sewage and like fixtures and equipment, and also the Premises front, rear and sides as may be applicable, window glass, loading docks, exterior steps, doors, interior ceilings, walls and Doors, and all signs of Tenant erected on the outside of the Premises in good repair, order and condition, making all repairs thereto as may be required, all repairs to be of the same or better quality, design and class as the original work. Landlord shall maintain the elevator under a service contract and pay for same.

        5.     Tenant agrees that, except for a standard trash container approved by Landlord and any governmental body having jurisdiction, to be placed at such place on or about the Building as Landlord may designate or approve. There will be no outside stacking, storing, placing of trash, goods, materials or equipment. Tenant agrees to pay any charge, fee, assessment or tax, including sanitary taxes incurred in connection with the disposal of trash on, from or about the Premises.

        6.     If Landlord offers the Premises (building) "For Sale" and receives an acceptable written offer, then Landlord shall provide written notice to Tenant of Landlord's desire to sell the building along with the price and terms of the acceptable written offer.

        Tenant shall have fifteen (15) days after such notice to indicate in writing its agreement to purchase the building for the same price and terms.

        If Tenant does not indicate its willingness to purchase the building in writing within fifteen (15) days thereafter, and execute a Purchase Agreement in form similar to the written offer received by Landlord within fifteen (15) days thereafter, Landlord thereafter shall have the right to sell the building to any party and Tenant shall have no further rights with regard to this paragraph #6, Exhibit "A", Special Stipulations.

        Any sale of the building to any party other than the Tenant is subject to the terms and conditions of this lease.

        7.     Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling, plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its officers, employees, agents or contractors, and then only after (i) notice to Landlord of the conditions claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without such conditions having been cured or corrected; and in no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance; nor shall Landlord or its agents be liable for any such damage caused by other tenants' or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

        8.     (a) Tenant shall not cause any Hazardous Substances to be placed, held, located or disposed of in the Premises or any part thereof, in a manner or quantity prohibited by federal or State of Georgia laws or regulations at the time such materials are placed in the Premises. In the event that Tenant causes any Hazardous Substances to be placed, held, located or disposed of in the Premises in a manner or quantity prohibited by federal or State of Georgia laws or regulations at the time such materials are placed in the Premises, then Tenant shall cause such Hazardous Substances to be incapsulated, removed or otherwise rectified in order to comply with applicable federal and State of Georgia laws and regulations. If Tenant fails to commence corrective action for any violation of its responsibilities under this paragraph within sixty (60) days following written notice from Landlord (or earlier if required by emergency or governmental order or directive, Landlord may commence corrective action and such costs of correcting the matters which are Tenant's responsibility under this paragraph shall be repaid by Tenant as future rent payments hereunder. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Premises) arising as a result of any such contamination caused by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration inundated by a federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes the presence of any Hazardous Substance on the Premises from and after the date of this lease which results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of such Hazardous Substance on the Premises. The warranties, representations and indemnification from Tenant to Landlord set forth in this paragraph 8 (a) shall survive the termination of this Lease.

        (b)   As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the state of Georgia, or the United States Government pursuant to state, federal or local governmental law in force and effect as of the date of this Lease. "Hazardous Substance" includes any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to state, federal

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or local governmental law in force and effect as of the date of this Lease. "Hazardous Substance" includes, but is not restricted to, asbestos, polychorobiphenyls ("PCBs"), and petroleum.

        9.     Important notice concerning agency relationships and payment of commissions and fees:

          a.     Lavista Associates, Inc. has acted as agent for the Landlord in this transaction and is to be paid a commission by the Landlord. Lavista Associates, Inc. has not acted as agent in this transaction for the Tenant.

          b.     The parties hereto acknowledge and consent to the payment of all such commissions and fees by the Landlord.

          c.     Landlord, Tenant and Broker represent and warrant that they have not agreed to pay or share any real estate fee or commission to or with anyone other than those persons set forth in this paragraph.

          d.     With the exception of persons licensed with Broker, Broker shall not be responsible to either Landlord or Tenant for any act or omission of any real estate licensee or broker acting as a "co-broker", sub-agent of Broker, Tenant's agent, Landlord's agent, Referral agent, Landlord, Tenant or otherwise.

        10.   Tenant shall have the option (the "Option") to extend the Term of this Lease for one additional period of five (5) years (the "Option Period") during which all of the terms and conditions of this Lease shall control and apply unless otherwise modified by written agreement among the parties, except that the Base Rent due under the Lease shall be adjusted as provided below. The Option Period shall commence immediately upon the termination of the Term. Tenant shall not have the right to exercise the Option if at the time of exercise Tenant is in default under any of the terms or conditions of this Lease. Tenant may exercise the Option by giving Landlord written notice (in the manner provided for notice in this Lease) at least ninety (90) days prior to the expiration date of the initial Term. Failure to give such notice shall terminate Tenant's Option hereunder. If Tenant does timely exercise the Option, Tenant may not thereafter revoke said exercise.

Year 1:	$119,045.85/Year	or	$9,920.48/Month
Year 2:	$130,898.90/Year	or	$10,908.25/Month
Year 3:	$130,898.90/Year	or	$10,908.25/Month
Year 4:	$130,898.90/Year	or	$10,908.25/Month
Year 5:	$130,898.90/Year	or	$10,908.25/Month

        Time shall be of the essence with respect to the exercise of the Option.

        11.   Preconditions to Occupy: Landlord agrees to paint entire interior of building, install new carpet throughout the building, replace seven (7) solid interior doors with doors containing a glass window; construct new walls as shown on the floor plan, Exhibit "B", and to repair problems in the attached inspection report.

        12.   Dryvil Issue: In the event the Building manifests signs of problems arising from the faulty installation of the Dryvil EIF that could cause health related problems for employees in the building, Tenant shall promptly report these problems in writing to Landlord. The Landlord shall, at his expense, order an inspection to certify a problem exists and be allowed to restore the Premises to the same condition. If such restoration cannot be accomplished in a reasonable timeframe and without substantial disruption to the Tenant, then Tenant shall have the right to cancel this lease and vacate the premises.

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EXHIBIT "B"
PREMISES

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EXHIBIT "B"
PREMISES

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GUARANTY

1.

        For and in consideration of the sum of One ($1.00) Dollar in hand paid by TRAVIS COLLINS and DAVID WIEDMAN (hereinafter referred to as "Landlord") to the undersigned, the receipt and sufficiency of such consideration being hereby acknowledged, the undersigned (hereinafter called "Guarantors") hereby jointly and severally unconditionally guarantee and promise, on demand (a) to pay Landlord in lawful money of the United States all rents and other sums reserved in that certain lease (hereinafter called "Lease"), for a certain premises at 2425 Wall Street, Conyers, Rockdale County, State of Georgia, between Landlord and PDSHEART d/b/a Physicians Diagnostic Services, LLC (hereinafter called "Tenant") as Tenant, in the amounts, at the times, and in the manner set forth in the Lease, and (b) to perform at the time and in the manner set forth in the Lease all of the covenants, terms and conditions therein required to be kept, observed or performed by the Tenant.

2.

        This guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums reserved in the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by the Tenant.

3.

        The obligations of the undersigned hereunder are joint and several and are independent of the obligation of Tenant. A separate action or actions may be brought and prosecuted against Guarantors or any of them, whether action is brought against Tenant and without as a condition precedent thereto an action being brought against Tenant and a judgment and a "nulla bona" being obtained and without the Landlord being required to prove in an action against the Guarantors that the Tenant is insolvent.

4.

        Guarantors authorize Landlord, without notice or demand, without affecting Guarantors' liability hereunder and otherwise without limitation, from time to time to: (a) change the amount, time or manner of payment of rent or other sums reserved in the Lease; (b) amend, modify, change or supplement the Lease; (c) assign the Lease or the rents and other sums payable thereunder; (d) consent to the Tenant's assignment of the Lease or to the sublease of all, or any portion, of the property covered by the Lease; (e) take and hold security for the payment of this guaranty or the performance of the Lease, and exchange, enforce, waive and release any such security; (f) apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine; and (g) release or substitute any one or more of the Guarantors. Landlord may without notice assign this guaranty in whole or in part. Guarantors shall not assign this guaranty.

5.

        Guarantors waive any right to require Landlord to: (a) proceed against Tenant; (b) proceed against or exhaust any security held from Tenant; (c) pursue any other remedy in Landlord's power whatsoever; or (d) notify Guarantors of any default by Tenant in the payment of any rent or other sum reserved in the Lease or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Tenant. Guarantors waive any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant. Until the payment of all rents and all other sums reserved in the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by the Tenant, Guarantors shall have no right of subrogation, and waive any right to enforce any remedy which Landlord now has, or may hereafter have against Tenant, and waive any benefit of and any right to participate in any security now or hereafter held by Landlord. Guarantors waive all presentments, demands for performance, protests, notices of protest, notice of dishonor, and notices of acceptance of this guaranty.

6.

        Guarantors agree to pay attorney's fees of fifteen percent (15%) of all sums collected by or through an attorney at law together with all other costs and expenses which may be incurred by Landlord in the enforcement of this guaranty.

7.

        In all cases where there is but a single Guarantor, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when this guaranty is executed by more than one Guarantor, the word "Guarantors" shall mean all and any one or more of them.

8.

        This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall be binding upon the heirs, personal representatives, successors and assigns, of the Guarantors.

        IN WITNESS WHEREOF, the undersigned Guarantors have signed and sealed this guaranty this 29th day of MARCH 2002.

Signed, sealed and delivered in the presence of:	Guarantor: PETER CALLAHAN
Witness	/s/ Peter Callahan Name Printed: Peter Callahan (SEAL)
/s/ Ken Davis Notary Public

FIRST AMENDMENT TO LEASE AGREEMENT

        THIS FIRST AMENDMENT TO LEASE AGREEMENT, made and entered into this 31st day of January, 2007, by and between Travis Collins & David Wiedman ("Landlord"), PDSHEART, LLC ("Tenant") and Lavista Associates, Inc. ("Agent").

WITNESSETH

        WHEREAS, Landlord, Tenant and Agent have heretofore entered into that certain Lease Agreement, dated April 3, 2002 regarding certain real property in Land Lot 214 of the 10th District of Rockdale County, Georgia (the "Lease") covering the lease of Property described as: That certain office building containing 10,307 ± sq. ft. located at 2425 Wall Street, Conyers, Georgia 30013.

        WHEREAS, Landlord and Tenant desire to amend the Lease.

        NOW, THEREFORE, for and in consideration of the sum of ONE AND NO/100THS ($1.00) DOLLAR and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Landlord and Tenant, Landlord and Tenant hereby agree as follows:

  1.
  To extend the term of the Lease for six (6) additional months (May 1, 2007 - October 31, 2007) at the current monthly rental rate of $11,165.92.

        Lavista Associates, Inc. is acting as agent for the Landlord in this transaction and is to be paid a commission by the Landlord. Lavista Associates, Inc. is not acting as agent in this transaction for the Tenant.

        Except as expressly amended hereby, the Lease shall otherwise remain in full force and effect as originally executed.

        This Amendment shall bind and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

        IN WITNESS WHEREOF, the Landlord, Tenant and Agent have signed, sealed and delivered this Agreement on the day, month, and year first above written.

LANDLORD: TRAVIS COLLINS & DAVID WIEDMAN
BY:	/s/ Travis Collins	(SEAL)
Travis Collins
BY:	/s/ David Wiedman	(SEAL)
David Wiedman
TENANT: PDSHEART, LLC
BY:	/s/ Greg Marsh

Title:	CFO & COO

AGENT: LAVISTA ASSOCIATES, INC.
BY:	/s/ Bobby Mayson	(SEAL)

Title:	Associate

SECOND AMENDMENT TO LEASE AGREEMENT

        THIS SECOND AMENDMENT TO LEASE AGREEMENT, made and entered into this 24th day of July, 2007, by and between Travis Collins & David Wiedman ("Landlord"), PDSHEART, LLC ("Tenant") and Lavista Associates, Inc. ("Agent").

WITNESSETH

        WHEREAS, Landlord, Tenant and Agent have heretofore entered into that certain Lease Agreement, dated April 3, 2002 and a FIRST AMMENDMENT TO LEASE AGREEMENT, dated January 31, 2007 regarding certain real property in Land Lot 214 of the 10th District of Rockdale County, Georgia (the "Lease") covering the lease of Property described as: That certain office building containing 10,307 ± sq.ft. located at 2425 Wall Street, Conyers, Georgia 30013.

        WHEREAS, Landlord and Tenant desire to amend the Lease.

        NOW, THEREFORE, for and in consideration of the sum of ONE AND NO/100THS ($1.00) DOLLAR and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Landlord and Tenant, Landlord and Tenant hereby agree as follows:

  1.
  To extend the term of the Lease for three (3) additional months (November 1, 2007 - January 31, 2008) at the current monthly rental rate of $11,165.92.

        Lavista Associates, Inc. is acting as agent for the Landlord in this transaction and is to be paid a commission by the Landlord. Lavista Associates, Inc. is not acting as agent in this transaction for the Tenant.

        Except as expressly amended hereby, the Lease shall otherwise remain in full force and effect as originally executed.

        This Amendment shall bind and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

        IN WITNESS WHEREOF, the Landlord, Tenant and Agent have signed, sealed and delivered this Agreement on the day, month, and year first above written.

LANDLORD: TRAVIS COLLINS & DAVID WIEDMAN
BY:	/s/ Travis Collins	(SEAL)
Travis Collins
BY:	/s/ David Wiedman	(SEAL)
David Wiedman
TENANT: PDSHEART, LLC
BY:	/s/ Gregory A. Marsh	(SEAL)

Title:	CFO PDSHeart, Inc.

AGENT: LAVISTA ASSOCIATES, INC.
BY:		(SEAL)

Title:

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  Exhibit 10.18
FIRST AMENDMENT TO LEASE AGREEMENT
WITNESSETH